UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

REV Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 South Executive Drive, Suite 100

Brookfield, WI 53005

(Address of Principal Executive Offices)

(414) 290-0190

Registrant’s Telephone Number, Including Area Code

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	REVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on January 26, 2024, REV Group, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, Collins Industries, Inc., an indirect wholly-owned subsidiary of the Company (“Collins Industries”), Collins Bus Corporation, a wholly-owned subsidiary of Collins Industries (“Collins”), Forest River, Inc. and Forest River Bus, LLC (the “Buyer”), pursuant to which Collins Industries agreed to sell all of the issued and outstanding shares of capital stock of Collins to the Buyer. The transactions under the Stock Purchase Agreement closed on January 26, 2024.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective January 26, 2024, the Company completed the sale of Collins, pursuant to the terms and conditions set forth in the Stock Purchase Agreement, and received cash consideration in the amount of approximately $303 million, subject to customary adjustments for net working capital, cash and indebtedness, as per the terms of the Stock Purchase Agreement. In connection with the closing of the sale of Collins, the Company and the Buyer entered into a transition services agreement, pursuant to which the Company will provide Buyer certain transition services for a specified period following the closing.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 25, 2024 the Company’s Board of Directors authorized a plan (the “Plan”) to discontinue manufacturing operations at the Company’s ElDorado National (California) (“ENC”) facility in Riverside, California. ENC manufactures, markets, and distributes transit buses for on-campus transportation, in-city transit, and airport shuttle services. The Plan will create a more focused portfolio for the Company that provides opportunities for growth, consistent cash generation and improved margin performance.

In connection with implementing the Plan, the Company currently expects to incur pre-tax charges of approximately $23 million to $29 million, of which approximately $7 million to $8 million is expected to be cash expenditures.

Of the aggregate pre-tax charges currently estimated, the Company estimates approximately $7 million to $8 million will consist of employee severance, retention and related benefits, and approximately $16 million to $21 million will consist of non-cash charges for the impairment of intangible and fixed assets and inventory associated with next generation propulsion technology, the latter of which will no longer be produced and sold by ENC. The Company expects to incur additional charges associated with contract terminations, inventory liquidation, and other costs; however, such costs are not known at this time. The Company currently expects the charges resulting from the Plan will be incurred during fiscal year 2024 and that they will be offset, in whole or in part, by proceeds from the eventual sale of assets associated with ENC.

The Plan will commence immediately and is expected to be substantially complete by the end of fiscal year 2024, once existing customer orders are completed and delivered.

The cost estimates related to the Plan are subject to a number of assumptions and actual results may differ materially from these estimates. As the Plan is implemented, management will continue to evaluate the estimated costs set forth above and may revise its estimates of such costs and the accounting charges relating thereto, as appropriate, consistent with generally accepted accounting principles.

Item 2.06 Material Impairment.

The information set forth in Item 2.05 is incorporated by reference herein.

Item 8.01 Other Events.

Special Dividend

As previously announced, in connection with the completion of the sale of Collins, the Company’s Board of Directors declared a special cash dividend (the “Special Dividend”) equal to $3.00 per share of common stock, payable on February 16, 2024 to shareholders of record at the close of business on February 9, 2024.

A distribution on our common stock is generally treated as a dividend to the extent paid from our current and/or accumulated earnings and profits (“E&P”) as determined for U.S. federal income tax purposes. If the distribution exceeds our current and accumulated E&P, the excess will be treated first as a tax-free return of capital to the extent of a shareholder’s adjusted tax basis in our common stock. If such basis is reduced to zero, any remaining portion of the distribution will be taxed as capital gain, which will be long-term capital gain if the shareholder has held our common stock for more than one year at the time the distribution is received.

The final tax characterization of the Special Dividend will be reported to shareholders on Form 1099-DIV shortly after the end of the calendar year.

Shareholders should consult their tax advisors regarding the tax effects of the Special Dividend to them, including the potential application of U.S. federal backup withholding tax and information reporting requirements to the Special Dividend. Shareholders that are U,S. individuals should consult their tax advisors regarding the potential availability of preferential rates applicable to “qualified dividends” and long-term capital gain. Shareholders that are domestic corporations should consult their tax advisors regarding the potential availability of a dividends received deduction and the potential applicability of the “extraordinary dividend” rules. Non-U.S. shareholders should consult their tax advisors regarding the potential application of U.S. federal withholding tax.

Segments

Following the sale of Collins and the decision to discontinue manufacturing operations at ENC, the Company will combine its Fire & Emergency segment and Commercial segment into a new segment, the Specialty Vehicles segment. The new Specialty Vehicles segment will be led by the Company’s fire group president, Mike Virnig. By combining these two segments, the Company expects to drive enhanced efficiencies while better leveraging its scale in various aspects of the business. The Recreation segment will be renamed Recreational Vehicles and will continue to be led by its president, Mike Lanciotti. With this change, the Company’s businesses will be aligned in two reportable segments: Specialty Vehicles and Recreational Vehicles.

Reporting under the new operating structure will begin with the Company’s fiscal first quarter and, as a result, will be reflected in the Company’s Quarterly Report filed on Form 10-Q for the quarter ended January 31, 2024.

The information in this Item 8.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated statement of income for the fiscal year ended October 31, 2023, the unaudited pro forma condensed consolidated balance sheet as of October 31, 2023, and the related notes showing the pro forma effects of the sale of Collins, the discontinuation of ENC, and the Special Dividend are attached as Exhibit 99.2 hereto and incorporated herein by reference.

(d) Exhibits

99.1	Stock Purchase Agreement dated January 26, 2024, by and among REV Group, Inc., Collins Industries, Inc., Collins Bus Corporation, Forest River, Inc., and Forest River Bus, LLC.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements
104	Cover Page Interactive Data File (formatted in iXBRL)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “outlook,” “guidance,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this Current Report on Form 8-K and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement About Forward-Looking Statements” in the Company’s Annual Report on Form 10-K, and in the Company’s Quarterly Reports on Form 10-Q, together with the Company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The Company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

January 31, 2024	By:	/s/ Mark A. Skonieczny
Name: Mark A. Skonieczny
Title: President and Chief Executive Officer, Interim Chief Financial Officer, and Director (Principal Executive and Financial Officer)